EXHIBIT 10.7
                                  ------------


                            HAMPSHIRE GROUP, LIMITED






               ---------------------------------------------------
                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENTS
               ---------------------------------------------------






                           DATED AS OF AUGUST 19, 2003





              $15,000,000 SENIOR SECURED NOTES DUE JANUARY 2, 2008

                            Hampshire Group, Limited

              $15,000,000 Senior Secured Notes Due January 2, 2008

                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENTS


                                                        As of August 19, 2003

To each of the Current Noteholders
Named in Annex 1 hereto:

Ladies and Gentlemen:

     HAMPSHIRE GROUP, LIMITED, a Delaware corporation (together with any successors and assigns, the "Company"), HAMPSHIRE DESIGNERS, INC., a Delaware corporation, and each of HAMPSHIRE INVESTMENTS, LIMITED, a Delaware corporation (together with its permitted successors, "HIL"), GLAMOURETTE FASHION MILLS, INC., a Delaware corporation, and ITEM EYES, INC., a Delaware corporation (the foregoing Persons other than the Company being referred to herein individually as a "Guarantor" and collectively as the "Guarantors"; the Company and the Guarantors (other than HIL) being referred to herein individually as an "Obligor" and collectively as the "Obligors"), hereby agree, jointly and severally, with each of you as follows:

1.   PRIOR ISSUANCE OF NOTES, ETC.

     The Company issued and sold $15,000,000 in aggregate principal amount of its Adjustable Rate Senior Secured Notes (formerly called 7.05% Senior Secured Notes) due January 2, 2008 (as may be amended, restated or otherwise modified from time to time, the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 14 of any of the Note Purchase Agreements) pursuant to the separate Note Purchase Agreements, each dated as of May 15, 1998, among the Company, the Guarantors and the purchasers named in Schedule A thereto (the "Original Note Purchase Agreements"). The Original Note Purchase Agreements were amended by Amendment No. 1 to Note Purchase Agreements dated as of May 15, 1998 and Other Financing Documents, which amendment was dated as of September 5, 2000 ("Amendment No. 1") and by Amendment No. 2 to Note Purchase Agreements, which amendment was dated as of March 31, 2002 ("Amendment No. 2", and the Original Note Purchase Agreements as amended by Amendment No. 1 and Amendment No. 2 and as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 3 to Note Purchase Agreements (this "Agreement") are referred to herein as the "Existing Note Purchase Agreements" and, as may be amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "Note Purchase Agreements"). The register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "Current Noteholders") is currently a holder of the aggregate principal amount of the Notes indicated in such Annex.

2.   REQUEST FOR AMENDMENTS, CONSENT AND RELEASE.

     The Company requests that each of the Current Noteholders (a) agree to the amendments (the "Amendments") to the Existing Note Purchase Agreements set forth in Exhibit A hereto, (b) consent (the "Consent") to the execution and delivery by the Company and the Guarantors of that certain Credit Agreement and Guaranty (the "HSBC Credit Agreement") dated as of the date hereof among the Company and the Guarantors and HSBC Bank USA, as agent and lender, and the other lenders party thereto and substantially in the form of Exhibit B hereto to the extent that such consent is required by the terms of the Existing Note Purchase Agreements and the other Financing Documents and (c) release (the "Release") the assignments to the Collateral Agent of benefits due under life insurance policies which the Company maintains upon the lives of Martin H. Axman and Ludwig Kuttner.

3.   WARRANTIES AND REPRESENTATIONS.

     To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments, the Consent and the Release, the Company warrants and represents as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Note Purchase Agreements, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, shall survive the effectiveness of the Amendments, the Consent and the Release).

     3.1. Organization; Power and Authority.

     Each Obligor and HIL is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each is duly qualified as a foreign corporation and is in good standing (to the extent such concept is recognized) in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor and HIL has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

     3.2. Authorization, etc.

     This Agreement has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors, and this Agreement constitutes and, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3. No Material Adverse Change.

     Since the date of the most recent audited financial statements of the Company delivered to the Current Noteholders, there has been no change in the business operations, profits, financial condition, properties or business prospects of the Company except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.4. Full Disclosure.

     Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Purchase Agreements nor the statements made in this Agreement nor any other written statements furnished by or on behalf of the Company to the Current Noteholders in connection with the proposal and negotiation of the Amendments, the Consent or the Release, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since the date of the Closing that the Company has not disclosed to the Current Noteholders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

     3.5. Intent.

     Neither the Company nor any Guarantor is entering into the transactions contemplated by this Agreement and the HSBC Credit Agreement with any intent to hinder, delay or defraud either current creditors or future creditors of the Company or any Guarantor.

     3.6. No Defaults.

     No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments, the Consent and the Release, would constitute a Default or an Event of Default.

     3.7. Guaranties of Subsidiaries.

     There is no Subsidiary that, in accordance with Section 10.7 of the Existing Note Purchase Agreements, should have become a Guarantor under the Note Purchase Agreements, but has not executed and delivered the requisite documents, as required by such Section, to become a Guarantor under the Note Purchase Agreements. All Subsidiaries are listed on the signature pages hereto.

     3.8. HSBC Credit Agreement.

     The Company has delivered to each of the Current Noteholders a true and correct copy of the HSBC Credit Agreement. Each of the representations and warranties contained in Article VII of the HSBC Credit Agreement are true and correct as of the date hereof.

4.   AMENDMENTs; CONSENT; RELEASE.

     4.1. Amendment to Existing Note Purchase Agreements; Consent; Release.

     Subject to Section 4.2 of this Agreement, the Current Noteholders and the Company hereby agree to each of the Amendments, the Consent and the Release.

     4.2. Effectiveness of the Amendments, the Consent and the Release.

     The Amendments, the Consent and the Release contemplated by Section 4.1 shall, in accordance with Section 18.1 of the Existing Note Purchase Agreements, become effective as of the date first written above (the date of such effectiveness is herein referred to as the "Effective Date"), if at all, at such time as the Company and the Current Noteholders shall have indicated their written consent to the Amendments, the Consent and the Release by executing and delivering the applicable counterparts of this Agreement. It is understood that any Current Noteholder may withhold its consent for any reason or for no reason, and that, without limitation of the foregoing, any Current Noteholder hereby makes the granting of its consent contingent upon satisfaction of each of the following conditions:

          (a) each of the Current Noteholders shall have received true and correct copies of the fully executed HSBC Credit Agreement substantially in the form of Exhibit B hereto;

          (b) that certain Intercreditor Agreement dated as of the date hereof among HSBC Bank USA, each of the other lenders under the HSBC Credit Agreement and the Current Noteholders and acknowledged and agreed to by the Obligors shall have been fully executed and delivered substantially in the form of Exhibit C hereto;

          (c) each of the representations and warranties set forth in Section 3 hereof shall be true and correct as of the Effective Date;

          (d) each of the conditions precedent set forth in Section 6.01 of the HSBC Credit Agreement shall have been fully satisfied;

          (e) the Company shall have paid the fees and disbursements of special counsel to the Current Noteholders reflected on a statement delivered in connection with the execution and delivery of this Agreement to the Company; and

          (f) each of the Current Noteholders shall have received any additional information, certification or other item as such Current Noteholder shall have reasonably requested on or before the Effective Date.

     4.3. No Other Amendments; Confirmation.

     Except as expressly provided herein, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by any Current Noteholder of, or otherwise prejudice any Current Noteholder's rights, remedies or powers under, the Existing Note Purchase Agreements or any other Financing Document or under any applicable law, and (c) the terms and provisions of the Existing Note Purchase Agreements and each other Financing Document shall continue in full force and effect.

5.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Note Purchase Agreements.

6.   EXPENSES.

     Whether or not any of the Amendments, the Consent or the Release becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement. This Section 6 shall not be construed to limit the Company's obligations under Section 16.1 of the Note Purchase Agreements.

7.   MISCELLANEOUS.

     7.1. Part of Note Purchase Agreements, Future References, etc.

     This Agreement shall be construed in connection with and as a part of each of the Existing Note Purchase Agreements and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreements and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreements without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

     7.2. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     7.3. Duplicate Originals, Execution in Counterpart.

     Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall become effective at the time provided in Section 4.2 hereof, and each set of counterparts that, collectively, show execution by the Company and each consenting Current Noteholder shall constitute one duplicate original. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

     7.4. Binding Effect.

     This Agreement shall be binding upon and shall inure to the benefit of the Company and the Current Noteholders and their respective successors and assigns.







 [Remainder of page intentionally left blank.  Next page is signature page.]

     If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among you, the Obligors and HIL in accordance with its terms.


                                Very truly yours,

                                HAMPSHIRE GROUP, LIMITED


                                By:  /s/ Charles W. Clayton
                                -------------------------------------
                                Name:    Charles W. Clayton
                                Title:   Treasurer



Accepted:


PHOENIX LIFE INSURANCE COMPANY


By:  /s/ Michael E. Haylon
---------------------------------------
Name:    Michael E. Haylon
Title:   Executive Vice President and Chief Investment Officer


THE OHIO NATIONAL LIFE INSURANCE COMPANY


By:  /s/ Jed R. Martin
---------------------------------------
Name:    Jed R. Martin
Title:   Investment Vice President, Private Placements


        [Signature Page to Amendment No. 3 to Note Purchase Agreements]

     Each undersigned Guarantor hereby consents to the Amendments and confirms its obligations as Guarantor under the Note Purchase Agreements:


                          HAMPSHIRE DESIGNERS, INC.


                          By:  /s/ William W. Hodge
                          -------------------------------------
                          Name:    William W. Hodge
                          Title:   Vice President


                          HAMPSHIRE INVESTMENTS, LIMITED


                          By: /s/ Charles W. Clayton
                          -------------------------------------
                          Name:   Charles W. Clayton
                          Title:  Treasurer


                          GLAMOURETTE FASHION MILLS, INC.


                          By: /s/ Charles W. Clayton
                          -------------------------------------
                          Name:   Charles W. Clayton
                          Title:  Treasurer


                          ITEM-EYES, INC.
                          (formerly VINTAGE III, INC.)


                          By: /s/ William W. Hodge
                          -------------------------------------
                          Name:   William W. Hodge
                          Title:  Vice President



         [Signature Page to Amendment No. 3 to Note Purchase Agreements]

                                     ANNEX 1

                    CURRENT NOTEHOLDERS AND PRINCIPAL AMOUNTS


                                            Aggregate Principal
Name of Current Noteholder                  Amount of Notes Held
------------------------------------------- ----------------------

Phoenix Life Insurance Company                  $5,625,000
------------------------------------------- ----------------------

The Ohio National Life Insurance Company        $2,812,500
------------------------------------------- ----------------------






















                                   Annex 1-1

                                                                   EXHIBIT A

                                   AMENDMENTS


     1. Section 10.2 of the each of the Existing Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          10.2 Insurance.

               The Company will and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, provided that nothing in this Section 10.2 shall affect or reduce the obligations of the Company under section 3D of the Security Agreements with respect to the Collateral.

     2. Section 11.1 of the each of the Existing Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          11.1 Transactions with Affiliates.

               The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate and except that (a) the Company may make loans and provide equity capital to HIL from time to time pursuant to the reasonable requirements of HIL's and the Company's businesses, upon such terms as the Board of Directors have determined, in good faith, are appropriate and in the best interests of HIL and the Company and so long as the making of such loans and provision of equity capital comply with the terms of Section 11.10(a) and (b) the Company may incur and have outstanding HIL Subordinated Debt.

     3. Section 11.3 of the each of the Existing Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:




                                  Exhibit A-1

          11.3 Consolidated Adjusted Tangible Net Worth.

               The Company will not at any time permit Consolidated Adjusted Tangible Net Worth, determined as of the end of the fiscal quarter of the Company then most recently ended, to be less than the sum of

                    (a) $56,000,000, plus

                    (b) the sum of the Fiscal Year Net Worth Increase Amounts
               for all fiscal years of the Company the last day of which occurred during the period beginning January 1, 2003 and ending at such time.

                    As used in Section 11.3, "Fiscal Year Net Worth Increase
               Amount" means, for any fiscal year of the Company, the greater of

                    (i) 50% of Consolidated Adjusted Net Income for such fiscal year and

                    (ii) $0.

     4. Section 11.9(a)(iii) of the each of the Existing Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          (iii) (A) such Transfer is subject to Section 11.2 and satisfies the requirements thereof or (B) the property that is the subject of such Transfer constitutes solely the capital stock or other equity interests of HIL so long as HIL has no Subsidiaries which are Restricted Subsidiaries at the time of such Transfer; or

     5. Section 11.10 of each of the Existing Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          11.10 Restricted Payments and Restricted Investments.

               (a) Restricted Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Investment other than (a) Restricted Investments existing and outstanding on June 30, 2003 (which the Company represents were valued at $29,844,169 as of such date); and (b) Restricted Investments in HIL so long as (i) the aggregate cost of such Restricted Investments in HIL then outstanding does not exceed $40,000,000 at any time and (ii) at the time of each such Restricted Investment, HIL is a Wholly-Owned Subsidiary.

               (b) Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, declare or make any Restricted Payment, other than, (a) so long as no Default or Event of Default exists and is continuing, on or after August 31, 2003, the Company may repurchase its own stock (which upon such purchase shall be held as treasury stock) in an aggregate amount not to exceed $1,500,000 and
          (b) redemption of up to 800,000 shares of the common stock of the Company in exchange for the capital stock or assets of HIL so long as
          (i) no Default or Event of Default exists and is continuing immediately before and/or after the consummation of such redemption

                                  Exhibit A-2
          and exchange and (ii) the Company shall have received (and promptly delivered a copy to each of the holders) from a recognized investment bank or other similar financial institution a customary form fairness opinion with respect to the fairness of such redemption and exchange in relation to the interests of the Company.

     6. Schedule B of the Existing Note Purchase Agreements is hereby amended by amending and restating the following terms in their entirety to read as follows:

          Consolidated Funded Debt -- means, at any time, the aggregate amount of all Funded Debt of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (including, without limitation, any HIL Subordinated Debt).

          Credit Agreement -- means that certain Credit Agreement and Guaranty, dated as of August 15, 2003, among the Company, the Guarantors, HSBC Bank USA, as agent and lender, and the other lenders party thereto.

     7. Schedule B of the Existing Note Purchase Agreements is hereby amended by adding the following new term in the appropriate alphabetical order to read as follows:

          HIL Subordinated Debt - means Debt of the Company owing to HIL so long as (a) the aggregate principal amount of such Debt does not exceed $10,000,000 at any time, (b) HIL is a Subsidiary of the Company at all times during which the principal of or any other amount owing under such Debt is outstanding and (c) such Debt is fully subordinated to the payment and performance obligations of the Company under this Agreement and the other Financing Documents on the terms and conditions set forth in Exhibit
     11.1 hereto or on terms and conditions otherwise acceptable to the holders of all of the Notes.

     8. Schedule B of the Existing Note Purchase Agreements is hereby amended by deleting therefrom the term "Key-Person Policy".

     9. The Existing Note Purchase Agreements are hereby amended by adding a new
Exhibit 11.1 thereto to be in the form of Exhibit D hereto.








                                  Exhibit A-3

                                                                     EXHIBIT B

                             [HSBC CREDIT AGREEMENT]























                                  Exhibit B-1

                                                                     EXHIBIT C

                            [INTERCREDITOR AGREEMENT]






















                                  Exhibit C-1

                                                                 EXHIBIT D

                                                                 Exhibit 11.1

                       Form of Subordination Provisions

     Each instrument, document or agreement representing HIL Subordinated Debt shall contain the following provisions regarding subordination:

          The holder of this instrument (the "Subordinated Holder") by acceptance of this instrument agrees that the indebtedness evidenced by this instrument (whether for principal, interest, premium, fees, expenses or otherwise), and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to all Senior Debt (as defined below). As used herein, the term "Senior Debt" shall mean all indebtedness evidenced by each of the Adjustable Rate Senior Secured Notes (formerly called 7.05% Senior Secured Notes), dated May 15, 1998 in favor of the holder named therein or any assignee or successor thereof as may be amended, modified or restated from time to time (collectively, the "Notes") in each case issued by Hampshire Group, Limited (the "Company") under and pursuant to the terms of the Company's Note Purchase Agreements (as amended by that certain Amendment No. 1 to Note Purchase Agreements dated as of May 15, 1998 and Other Financing Documents, dated as of September 5, 2000, that certain Amendment No. 2 to Note Purchase Agreements, dated as of March 31, 2002, and that certain Amendment No. 3 to Note Purchase Agreements, dated as of August 19, 2003, and as may be further amended, modified or restated from time to time, collectively, the "Note Purchase Agreement"), dated as of May 15, 1998, with Phoenix Life Insurance Company and The Ohio National Life Insurance Company and including all principal, "Make-Whole Amount" (as such term is defined in the Note Purchase Agreement), fees, costs, expenses, and interest (including all interest accruing after the commencement of any bankruptcy or insolvency proceeding of the Company, whether or not permitted as an allowed claim in such proceeding) in respect of the Notes, and all other amounts now or hereafter owed by the Company to any holder of the Notes pursuant to the terms of the Note Purchase Agreement or any other "Financing Document" (as such term is defined in the Note Purchase Agreement) or otherwise in connection therewith (including, without limitation, fees, premiums, costs and expenses), and all renewals, extensions, refinancings and refundings of any of such indebtedness.

          Without limiting the effect of the foregoing, "subordinate" and "junior" as used herein shall include within their meanings the following:

          that

               (a) notwithstanding anything else to the contrary contained in this instrument or otherwise, so long as any Senior Debt is outstanding:

                                  Exhibit D-1

                    (i) this instrument shall not be secured by any lien or
               security interest on property of the Company, any "Guarantor" (as such term is defined in the Note Purchase Agreement) or any other direct or indirect subsidiary of the Company; and

                    (ii) no payments or prepayments of principal, interest,
               costs, fees, expenses or any other amounts shall be due or payable on or in respect of this instrument and the Company shall not make any such payments or prepayments, at any time

                         (A) after the occurrence of a "Default" or an "Event of
                    Default" (as such terms are defined in the Note Purchase Agreement), or if the effect of such payment was to create a Default or an Event of Default, unless such Default or Event of Default shall have been cured or waived or shall have ceased to exist and at least one hundred eighty (180) days shall have elapsed since the date such Default or Event of Default shall have been cured or waived or shall have ceased to exist, or

                         (B) after any such payment would be prohibited by the
                    terms of any of the Note Purchase Agreement;

                         (b) in the event of any dissolution, winding up,
                    liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company, or any of its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company, then all principal, Make-Whole Amount, if any, and interest to the date of payment on all Senior Debt (including, without limitation, interest thereon accruing after the commencement of any such case or proceedings whether or not permitted as an allowed claim in such case or proceedings) shall first be finally and indefeasibly paid in full in cash before any payment (regardless of the form thereof) on account of principal, or premium, if any, or interest or other amount is made upon the indebtedness evidenced by this instrument and in such case or proceedings any payment or distribution of any kind or character, whether in cash or property or securities, that may be payable or deliverable in respect of this instrument shall be paid or delivered directly to the holders of Senior Debt for application, on a ratable basis, in payment thereof, unless and until all principal, Make-Whole Amount, if any, fees, costs, expenses and interest to the date of payment on all such Senior Debt shall have been finally and indefeasibly paid and satisfied in full (including, without limitation, interest thereon accruing after the commencement of any such case or proceedings, whether or not allowed as a claim in such case or proceedings) in cash;

                                  Exhibit D-2

                         (c) in the event that any Senior Debt shall become and
                    be due and payable before its expressed maturity for any reason (and by way of confirmation of clause (a) above), the Subordinated Holder shall be entitled to payment only after there shall first have been finally and indefeasibly paid in full in cash the Senior Debt outstanding at such time (including, without limitation, principal, interest, Make-Whole Amount, fees, costs, expenses and other amounts due in respect thereof); and

                         (d) unless final and indefeasible payment in full in
                    cash shall have first been made on all Senior Debt (including, without limitation, principal, interest, Make-Whole Amount, fees, costs, expenses and other amounts due in respect thereof), the Subordinated Holder shall not

                         (i) institute any suit or make any demand for payment
                    in respect of this instrument (and if any such suit or demand shall have been commenced or made, it shall immediately be suspended or withdrawn),

                         (ii) accelerate this instrument or otherwise implement
                    or exercise any remedy it may have in respect of this instrument, or

                         (iii) institute against the Company, any Guarantor or
                    any other direct or indirect subsidiary of the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation case or proceedings, or any other case or proceedings under any United States federal or state bankruptcy or similar law.

     In the event that, notwithstanding the provisions of this instrument prohibiting such payment or distribution, the Subordinated Holder shall receive or retain in violation of such provisions any payment or distribution of any kind or character (including, without limitation, any collateral), whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company subordinated to the indebtedness evidenced by this instrument, before all Senior Debt is finally and indefeasibly paid in full in cash, then and in such event such payment or distribution shall be received and held by the Subordinated Holder in trust for the benefit of the holders of Senior Debt, and shall be paid over or delivered, in the same form as so received (with any necessary endorsements), forthwith to the holders of Senior Debt, ratably in accordance with their respective interests, for application to the payment or prepayment in full of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     In the event that the Subordinated Holder does not file, within thirty (30) days before the expiration of the time for such filing, a proof of claim or other appropriate proof of debt in any insolvency or bankruptcy case or proceedings involving the Company, the holders of at least fifty-one percent

                                  Exhibit D-3

(51%) in aggregate outstanding principal amount of the Senior Debt (or any trustee acting on their behalf) are hereby irrevocably authorized and empowered to file such proof of claim for or on behalf of the Subordinated Holder and to take any necessary action to collect any amounts due in respect of such claim in such case or proceeding. The holders of Senior Debt shall have the right, at their option, to vote any claim or claims in respect of this instrument in connection with any insolvency or bankruptcy case or proceedings involving the Company.

     The Subordinated Holder shall be subrogated to the rights of the holders of Senior Debt at the time outstanding to receive payments and distributions of cash, property and securities applicable to the Senior Debt under these subordination provisions until all amounts payable for or on account of this instrument shall be paid in full; provided, however, that no payment or distribution to any holder of Senior Debt pursuant to these subordination provisions shall entitle the Subordinated Holder to exercise any rights of subrogation in respect thereof until all Senior Debt shall have been finally and indefeasibly paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Subordinated Holder would be entitled except for these subordination provisions, shall, as among the Company, its creditors other than holders of Senior Debt and the Subordinated Holder, be deemed to be a payment or distribution by the Company to or on account of Senior Debt.

     No right of any present or future holder of any Senior Debt to enforce its rights under the subordination provisions of this instrument shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this instrument or of any other instrument or document, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing sentence, the holders of Senior Debt (or any trustee or other person acting on their behalf, including, without limitation, the "Collateral Agent" (as such term is defined in the Note Purchase Agreement)) may, at any time and from time to time, without the consent of or notice to the Subordinated Holder, without incurring responsibility to the Subordinated Holder and without impairing or releasing the subordination provided in this instrument or the obligations hereunder of the Subordinated Holder to the holders of Senior Debt, do any one or more of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Debt, or otherwise amend or supplement in any manner any Senior Debt or any instrument evidencing the same or the Note Purchase Agreement or any other agreement under which Senior Debt is outstanding;

          (2) sell, exchange, release, not perfect or otherwise deal with any property pledged, assigned or mortgaged to secure, or otherwise securing, Senior Debt;

                                  Exhibit D-4

          (3) release or substitute any Guarantor or any other guarantor of any of the Senior Debt;

          (4) as holders of Senior Debt, exercise or refrain from exercising any rights against the Company, any Guarantor, any direct or indirect subsidiary of the Company or any other person; and

          (5) apply or cause to be applied any sums from time to time received to the payment of the Senior Debt.

          The Subordinated Holder, by its acceptance hereof, shall be conclusively presumed to have agreed that

               (A) all holders of Senior Debt, in determining to acquire and retain Senior Debt, have relied upon the subordination of this instrument to the Senior Debt, and

               (B) promptly upon request of any holder of Senior Debt, the Subordinated Holder shall execute and deliver to such holder of Senior Debt a written instrument by which such Subordinated Holder confirms and agrees that this instrument is subordinate and junior in right of payment to such Senior Debt on the terms and conditions provided herein and take such other action as may be reasonably requested to protect the rights of the holders of Senior Debt.

     The foregoing subordination provisions are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the Subordinated Holder on the other hand, and nothing herein shall impair, as between the Company and the Subordinated Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Subordinated Holder the principal and interest on this instrument in accordance with its terms.

     For the avoidance of doubt, any payment on or in respect of the Senior Debt other than in cash recovered or received by any holder of Senior Debt shall be treated as having not been paid for the purposes of this instrument.

     The Company agrees, and the Subordinated Holder by accepting this instrument agrees, to the subordination and other provisions herein contained and each of the Company and the Subordinated Holder agrees that none of the terms or provisions of this instrument may be amended, modified or restated except as expressly permitted by, or in accordance with any waiver or consent granted pursuant to, the Note Purchase Agreement.

     The Company and the Subordinated Holder acknowledge and agree that a violation of any of the terms of this instrument by either the Company or the Subordinated Holder will cause the holders of the Senior Debt irreparable injury for which adequate remedy at law is not available. Therefore, the Company and

                                  Exhibit D-5
the Subordinated Holder agree that the holders of Senior Debt shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining the Company or the Subordinated Holder from committing any violations of the provisions of this instrument.

     The Company and the Subordinated Holder hereby waive notice of (i) acceptance of this instrument and (ii) the occurrence of a Default or Event of Default under the Note Purchase Agreement and generally, all demands and notices of every kind in connection with the Note Purchase Agreement.

     EACH OF THE HOLDERS OF SENIOR DEBT MAY ENFORCE ANY CLAIM ARISING OUT OF THIS INSTRUMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, THE COMPANY AND THE SUBORDINATED HOLDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS. THE COMPANY AND THE SUBORDINATED HOLDER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE SUBORDINATED HOLDER AND AGREE THAT SUCH SERVICE, TO THE FULLEST EXTENT BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF ANY OF THE HOLDERS OF SENIOR DEBT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE ANY OF THE HOLDERS OF SENIOR DEBT FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. EACH OF THE COMPANY AND THE SUBORDINATED HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.





                                  Exhibit D-6